UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2016 (September 26, 2016)

CAESARS ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc. (“CEOC”) and its Chapter 11 debtor subsidiaries (collectively, the “Debtors”) today announced that they have received confirmation from representatives of CEOC’s major creditor groups of those groups’ support for a term sheet that describes the key economic terms of a proposed consensual chapter 11 plan for the Debtors. The parties are working on the definitive support agreements and amendments to CEOC’s existing plan of reorganization that will adopt and implement the terms outlined in the term sheet and certain other terms agreed to among the parties’ representatives (the “Revised Plan of Reorganization”).

As a result of the Revised Plan of Reorganization, relying upon the valuation contained in the most recent disclosure statement filed by CEOC, creditors would receive the following recoveries:

•	First Lien Bank Lender recoveries will be approximately 115 cents on the dollar, a decline of approximately 1 cent from the previous plan on a pro rata basis due to a $66 million reduction in cash distributed under the plan;

•	First Lien Noteholder recoveries will remain at approximately 109 cents on the dollar. In exchange for, among other things, a fixed cash payment of $142 million, the First Lien Noteholders will waive their right to certain excess cash to be paid pursuant to a separate court order, resulting in a $79 million net reduction in cash based on CEOC projections;

•	Second Lien Noteholder recoveries will be approximately 66 cents on the dollar, an increase of approximately 27 cents from the previous plan on a pro rata basis due to $345 million of cash, a 14.6% increase in fully diluted equity in “New CEC” (the surviving entity in the planned merger of CEC and Caesars Acquisition Company), and a $108 million increase in convertible notes in “New CEC”;

•	Subsidiary Guaranteed Noteholder recoveries will be approximately 83 cents on the dollar, a decline of approximately 1 cent on a pro rata basis due to a less than 0.1% reduction in fully diluted equity in “New CEC” to be distributed under the plan; and

•	Unsecured creditors will receive an increase in recoveries to approximately 66 cents on the dollar, consisting of a combination of cash, an increase in the amount of fully diluted equity in “New CEC” allocated to unsecured creditors, and an increased allocation of convertible notes in “New CEC”.

Hamlet Holdings, the entity through which funds managed by Apollo Global Management, LLC, TPG Capital, L.P. and certain co-investors (collectively, “Hamlet”) hold their interest in CEC, will contribute the full 14% of the equity that it would have received through its ownership in CEC in the plan of reorganization currently on file. This contribution is valued by the Debtors at approximately $950 million. Notwithstanding the fact that Hamlet will contribute all of its equity in CEC, the public stockholders of CEC will retain 6% of the equity in “New CEC.” The Revised Plan of Reorganization will release all pending and potential litigation claims and causes of action against CEC, Caesars Acquisition Company, and related third parties to the fullest extent permitted.

Under the Revised Plan of Reorganization and based on the current exchange ratio in the pending merger agreement between CEC and Caesars Acquisition Company (which is subject to adjustment in certain cases), CEOC creditors would own approximately 70% of the fully diluted equity in “New CEC” (fully diluted equity does not include stock buybacks that creditors may elect pursuant to the Revised Plan of Reorganization). Shareholders of Caesars Acquisition Company would own approximately 24%.

The definitive support agreements, if and when agreed, will include various conditions to their continued effectiveness. The Revised Plan of Reorganization, when agreed and filed with the Bankruptcy Court, will be subject to a formal creditor vote and confirmation by the Bankruptcy Court. The completion of CEOC’s restructuring under the Revised Plan of Reorganization will be subject to numerous conditions, including regulatory approval, completion of definitive documentation implementing the Revised Plan of Reorganization and the consummation of the merger between CEC and Caesars Acquisition Company.

The descriptions of the term sheet and the transactions contemplated thereby in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the term sheet and CEC’s press release, a copy of which is filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and each of which is incorporated herein by reference.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CEC and Caesars Acquisition Company (“CAC”), among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CEC and CAC will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

Forward Looking Statements

This report (including Exhibit 99.2) includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as, “will”, “would”, “expected”, “proposed”, and “working on” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the confirmation received from representatives of CEOC’s major creditor groups, future actions that may be taken by CEC and others with respect thereto, consummation of a consensual restructuring of the Debtors and the estimated future relative shareholding of New CEC. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange: CEC’s ability (or inability) to reach formal agreement with CEOC’s major creditor constituencies regarding new or amended restructuring support agreements and a Revised Plan of Reorganization, CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in any such new or amended restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to consummation of any consensual restructuring of the Debtors (including without limitation receipt of requisite approvals of creditor groups, the Bankruptcy Court and regulators), CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are being filed herewith:

Exhibit No.	Description

99.1	Term Sheet dated September 26, 2016

99.2	Press Release dated September 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 27, 2016	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Term Sheet dated September 26, 2016

99.2	Press Release dated September 27, 2016